Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY OR SURRENDER OF

GILEAD PALO ALTO, INC.

2 3/4% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2012

(CUSIP NO. 126667AF1),

3 1/4% SENIOR SUBORDINATED CONVERTIBLE NOTES DUE 2013

(CUSIP NO. 126667AG9), AND

2% SENIOR SUBORDINATED CONVERTIBLE DEBENTURES DUE 2023

(CUSIP NO. 126667AD6)

Pursuant to the Notice of Fundamental Change and Offer to Repurchase

Dated May 12, 2009

This offer will expire at 5:00 p.m., New York City time, on June 11, 2009, unless the Offer is extended by the Company (as may be extended, the “Expiration Date”). Registered holders of the Notes must surrender their Notes for purchase on or prior to 5:00 p.m., New York City time, on the Expiration Date in order to receive the Repurchase Price (as defined below). Notes surrendered for purchase may be withdrawn at anytime prior to the Expiration Date.

This Notice of Guaranteed Delivery should be delivered to the Depositary:

U. S. Bank National Association

60 Livingston Ave.

Saint Paul, Minnesota 55107

Attention: Corporate Trust Services/Specialized Finance

Facsimile: (651) 495-8158

Confirmation Number: (800) 934-6808

General Bondholder Inquiry Number: (800) 934-6802

Delivery of this Notice of Guaranteed Delivery to an address, or transmission via facsimile, other than as set forth above will not constitute a valid delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal and Fundamental Change Repurchase Notice (“Letter of Transmittal”) is required to be guaranteed under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box in the Letter of Transmittal.

All capitalized terms used but not defined herein have the meanings given to them in the Notice of Fundamental Change and Offer to Repurchase, dated May 12, 2009 (the “Offer to Repurchase”), and the accompanying Letter of Transmittal, of Gilead Palo Alto, Inc., a Delaware corporation (formerly CV Therapeutics, Inc.) (the “Company”), relating to the purchase by the Company, at the option of the holder thereof, of the Notes for $1,000.00 per $1,000.00 principal amount, plus any accrued and unpaid interest thereon to, but excluding, the Repurchase Date (the “Repurchase Price”), subject to the terms and conditions of the Indentures and the Offer to Repurchase.

As set forth in the Offer to Repurchase, this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by a holder of the Notes if the holder elects to have the Company purchase such Notes and (1) certificates representing such Notes are not immediately available, (2) time will not permit your Letter of Transmittal, certificates representing such Notes and all other required documents to reach the Depositary prior to 5:00 p.m., New York City time, on the Expiration Date, or (3) the procedures for delivery by book-entry transfer (including delivery of an agent’s message) cannot be completed prior to 5:00 p.m., New York City time, on the Expiration Date.

Ladies and Gentlemen:

By execution hereof, the undersigned acknowledges receipt of the Offer to Repurchase. Subject to the terms and conditions of the Offer to Repurchase, the undersigned hereby represents that he or she is the holder of the Notes being surrendered (or caused to be surrendered) for purchase hereby and is entitled to surrender (or cause to surrender) for purchase such Notes as contemplated by the Offer to Repurchase and, pursuant to the guaranteed delivery procedures described under the caption “Procedures to Be Followed by Holders Electing to Tender Notes for Repurchase —Delivery of Notes—Notice of Guaranteed Delivery” in the Offer to Repurchase, hereby surrenders (or causes to surrender) for purchase by the Company the aggregate principal amount of Notes indicated below.

The undersigned understands that Notes surrendered for purchase may be withdrawn by written notice of withdrawal received by the Depositary at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

The undersigned understands that payment for the Notes purchased will be made only after valid receipt by the Depositary of (1) such Notes (or a book-entry confirmation of the surrender of such Notes into the Depositary’s account at DTC) and (2) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any signature guarantees and any other documents required by the Letter of Transmittal or a properly transmitted agent’s message within three business days after the date of execution of this Notice of Guaranteed Delivery. The term “agent’s message” means a message, transmitted to DTC and received by the Depositary and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the undersigned agrees to be bound by the Letter of Transmittal and that the Company may enforce the Letter of Transmittal against the undersigned. The undersigned agrees that Notes surrendered for purchase will be accepted only in principal amounts equal to $1,000.00 or integral multiples thereof.

All authority conferred or agreed to be conferred in this Notice of Guaranteed Delivery shall not be affected by and shall survive the death or incapacity of the undersigned, and any obligations of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal and legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

This Notice of Guaranteed Delivery must be signed by the holder(s) of the Notes exactly as their name(s) appear(s) on certificate(s) representing such Notes. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, agent or other person acting in a fiduciary or representative capacity, that person must set forth his or her name, address and capacity as indicated below and submit evidence to the Company of such person’s authority to so act.

*  *  *

PLEASE COMPLETE AND SIGN

DESCRIPTION OF NOTES BEING SURRENDERED FOR REPURCHASE

Notes Surrendered for Repurchase (Attach additional signed list, if necessary)
Name(s) and Address(es) of Registered Holder(s) (Please fill in exactly as name(s) appear(s) on Notes)(1)	Series of Notes Surrendered for Repurchase	Notes Certificate Number(s)(2)	Principal Amount Represented by Notes	Principal Amount Surrendered for Repurchase(2)(3)

Total Amount Surrendered for Repurchase

(1)	Must correspond exactly to the name(s) that appear(s) on the certificate(s) for the Notes and the Depositary’s record of registered holders or, if surrendered by a DTC participant, exactly as such participant’s name(s) and address (es) appear(s) on the security position listing of DTC.

(2)	Need not be completed if Notes are being surrendered for purchase by book-entry transfer.

(3)	If you desire to surrender for purchase less than the entire principal amount evidenced by the Notes listed above, please indicate in this column the portion of the principal amount of those Notes in integral multiples of $1,000 principal amounts that you wish to surrender for purchase, otherwise, the entire principal amount evidenced by such Notes will be deemed to have been surrendered for purchase.

HOLDERS SIGN HERE

(To Be Completed by All Registered Holders of Notes Being Surrendered for Repurchase)

Must be signed by registered Holder(s) exactly as name(s) appear(s) on the Notes or on a security position listing or by person(s) authorized to become registered Holder(s) of the Notes by documents transmitted with this Notice of Guaranteed Delivery. If the signature is by an attorney-in-fact, executor, administrator, trustee, guardian, partner, officer of a corporation or another party acting in a fiduciary or representative capacity, please set forth the signer’s full title.

(Signature(s) of Holder(s) or Authorized Signatory)

Name of Registered Holder(s):

Address(es):
(Include Zip Code)

☐ CHECK this box if Notes will be delivered by book-entry transfer and provide the following information:

Name of Surrendering Institution:

DTC Account Number:

Contact Person:

Address:

Telephone (with international dialing code):

Facsimile (with international dialing code):

Date Surrendered:

Transaction Code Number:

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or another “Eligible Guarantor Institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and validly executed Letter of Transmittal (or a manually signed facsimile thereof), together with the Notes surrendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Notes into the Depositary’s account at the DTC, pursuant to the procedures for book-entry transfer set forth under the caption “Procedures to Be Followed by Holders Electing to Tender Notes for Repurchase —Delivery of Notes—Notice of Guaranteed Delivery” in the Offer to Repurchase and Letter of Transmittal), and all other required documents will be delivered by the undersigned to the Depositary.

The institution which completes this form must deliver to the Depositary this Notice of Guaranteed Delivery, the Letter of Transmittal (or a manually signed facsimile thereof) and certificates for Notes within the time periods specified herein. The undersigned acknowledges that failure to do so could result in financial loss to such institution.

Name of Firm:

Authorized Signature:

Name:
(Please Print or Type)

Title:

Address:

Postal/Zip Code:

Area Code and Telephone Number:

Dated: , 2009

NOTE:	DO NOT SEND CERTIFICATES FOR NOTES WITH THIS FORM—THEY SHOULD BE SENT WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.